EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Plan of Novell, Inc. of our report dated November 23, 1998, with respect to the consolidated financial statements and schedule of Novell, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1998, filed with the Securities and Exchange Commission.

                                                     /S/ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP



San Jose, California
January 25, 2000